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                                                                     Exhibit 11
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               UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

                       COMPUTATION OF EARNINGS PER SHARE

              For the Years Ended December 31, 1993, 1992 and 1991
                (Thousands of Dollars, Except Per Share Amounts)



                                                    1993        1992        1991
                                                  --------    --------    --------
Weighted average number of shares outstanding...   204,854     203,248     201,431

Average shares issuable on exercise of
  stock options less shares repurchasable
  from proceeds.................................       660         635         592
                                                  --------    --------    --------
Weighted average number of shares used
  in computation of earnings per share..........   205,514     203,883     202,023
                                                  ========    ========    ========

Income before cumulative effect of changes in
  accounting principles.........................  $705,357    $728,217    $ 63,559(b)

Cumulative effect to January 1, 1993 of changes
  in accounting principles......................  (175,226)(a)      --          --
                                                  --------    --------    --------
Net Income......................................  $530,131    $728,217    $ 63,559(b)
                                                  ========    ========    ========

Earnings per share:

  Income before cumulative effect of changes in
    accounting principles.......................  $   3.43    $   3.57    $   0.31(b)

  Cumulative effect to January 1, 1993 of
    changes in accounting principles............     (0.85)(a)      --          --
                                                  --------    --------    --------
  Net Income....................................  $   2.58    $   3.57    $   0.31(b)
                                                  ========    ========    ========

  (a) See Note 2 to the Financial Statements regarding the 1993 accounting changes.

  (b) See Note 3 to the Financial Statements regarding the 1991 special charge.
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